EXHIBIT 3.9
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                     BY-LAWS OF TRUCK & TRAILER SALES, INC.

                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation shall be located in Fenton, Missouri. The Corporation may also have offices and branch offices at such other places within and without the State of Missouri as the Board of Directors may from time to time designate and the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1 PLACE OF MEETING. Any annual or special meeting of the Shareholders shall be held at such place within or without the State of Missouri as may be designated by the Board of Directors or Executive Committee or in a waiver of notice executed by all Shareholders entitled to vote at such meeting. If there is a failure to designate a place for such meetings, the same shall be held at the principal place of business of the Corporation.

         Section 2 MEETINGS. The annual meeting of Shareholders shall be held on the 1st day of December of each year, at the hour of 10:00 o'clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day at the same hour. Special meetings of the Shareholders may be called at any time by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote at

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such meeting or by such other officers or persons as may be provided in the
Articles of Incorporation or the By-Laws.

         Section 3 QUORUM OF OUTSTANDING SHARES. Unless otherwise provided in the Articles of Incorporation or By-Laws, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to Shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by this chapter.

         Section 4 NOTICE OF SHAREHOLDERS' MEETINGS. Written or printed notice of each meeting of Shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. Any notice of a Shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the Shareholder at his address as it appears on the records of the Corporation. Attendance of a Shareholder at any meeting shall constitute a waiver of notice of such meeting except where a Shareholder attends a meeting for the express

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purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5 WAIVER OF NOTICE. Any notice required by these By-Laws may be waived by the persons entitled thereto signing a waiver of notice before or after the time of such meeting and such waivers shall be deemed equivalent to the giving of said notice.

         Section 6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of Shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the dates of the aforenamed occurrences as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of

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the Shareholders entitled to notice of, and to vote at, a meeting of
Shareholders, only the Shareholders who are Shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the Shareholders of record at the time the meeting is convened, only the Shareholders who are Shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

         Section 7 LIST OF VOTERS. A complete list of all Shareholders entitled to vote at any annual and special meeting shall be compiled at least 10 days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list shall be compiled in alphabetical order with the address of and the number of shares held by each Shareholder, and the list shall be kept on file at the registered office of the Corporation for a period of at least 10 days prior to such meeting and shall be open to inspection by any Stockholder for such period during usual business hours. Such list shall also be present and kept open at the time and place of such meeting and shall be subject to the inspection of any Shareholder during this meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of Shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

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         Section 8 PROXIES. A Shareholder may, at any annual or special meeting, vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.

         Section 9 VOTING OF SHARES. Each outstanding share of stock having voting rights, except as provided in Section 11, shall be entitled to one vote upon each matter submitted to a vote at any meeting of the Shareholders. Only Shareholders who are entitled to vote their shares shall be entitled to notice of any meeting.

         Section 10 VOTING OF SHARES OF CERTAIN HOLDERS. Shares of stock in the name of another corporation, foreign or domestic, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision as the board of directors of such corporation may determine.

         Shares of stock in the name of a deceased person may be voted by his executor or administrator in person or by proxy.

         Shares of stock in the name of a guardian, curator or trustee may be voted by such fiduciary either in person or by proxy provided the books of the Corporation show the stock to be in the name of such fiduciary in such capacity.

         Shares of stock in the name of a receiver may be voted by such receiver and shares held by or in the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

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         Shares of stock which have been pledged shall be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11 CUMULATIVE VOTING. In all elections for Directors of the Corporation, each Shareholder shall have as many votes as shall equal the number of voting shares held by such Shareholder in the Corporation, multiplied by the number of Directors to be elected, and such Shareholder may cast all his votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

         Section 12 INFORMAL ACTION BY SHAREHOLDERS. Any action required by Chapter 351 RSMo. to be taken at a meeting of the shareholders of a corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under this chapter. The secretary shall file such consents with the minutes of the meetings of the shareholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1 GENERAL POWERS. The business, property and affairs of the Corporation shall be controlled and managed by its Board of Directors.

         Section 2 NUMBER, DURATION AND VACANCIES. The number of Directors of the Corporation shall be designated in the Articles of Incorporation and amendments thereto.

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Any corporation may elect its directors for one or more years, not to exceed three years, the time of service and mode of classification to be provided for by the by-laws of the corporation; provided, however, that there shall be an annual election for such number or proportion of directors as may be found upon dividing the entire number of directors by the number of years composing a term. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote shall elect directors to hold office until the next succeeding annual meeting, except as herein provided. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified. In case of the death or resignation or disqualification of one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of the shareholders.

         Section 3 QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of the majority of such quorum present at any such meeting shall be the act of the Board- of Directors.

         Section 4 MEETINGS. The annual meeting of the Board of Directors shall be held at the same place as the annual meeting of the Shareholders immediately following said meeting. In the event of adjournment of such annual meeting of the Board of Directors, because a quorum is not present or otherwise, such meeting may be held, without further notice, at any place within or without the State of Missouri, as may be designated by the Directors adjourning said meeting, provided a quorum is present, but in no event later

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than thirty days after the annual meeting of Shareholders. All other meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place within or without the State of Missouri as may be designated by the Board of Directors, or by the Executive Committee in absence of such designation by the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined by the Board of Directors. Special meetings of the Board of Directors may be held at any time upon call of the President, Vice-President, or other officers of the Corporation.

         Section 5 NOTICE. Notice of any special meeting shall be given at least five days prior thereto in writing delivered personally or mailed to each Director. Notice given by mail shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Notice to a Director may be waived by executing a written waiver thereof or by attendance at any meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the business to be transacted nor the purpose thereof.

         Section 6 COMPENSATION. Directors, as such, shall not receive a stated salary for their services, but, by resolution of the Board of Directors, may be allowed a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors; provided that nothing contained herein shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation thereof.

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         Section 7 PRESUMPTION OF ASSENT. A Director of the Corporation shall be presumed to have assented to the action taken on any corporate matter at a Board of Directors meeting at which he is present, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not so dissent.

         Section 8 ACTION BY UNANIMOUS CONSENT OF DIRECTORS OR ACTION BY SOLE DIRECTOR. In accordance with ss. 351.340 RSMo., if all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under this chapter. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors. Accordingly, formal meetings of the directors or the Sole Director need not be held where the action of all the directors or of the Sole Director shall be consented to in writing.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1 EXECUTIVE COMMITTEE. An Executive Committee of two or more Directors may be created by a majority vote of the entire Board of Directors to serve at the pleasure of the Board, and one of such Directors may be designated to act as Chairman thereof. The Board of Directors shall fill the vacancies on the Committee. Between meetings of the Board of Directors, the Executive Committee shall possess and

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may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Corporation, to the extent authorized by resolution adopted by a majority vote of the entire Board of Directors. The Executive Committee shall keep a complete record of its activities and regularly report them to the Board of Directors at every meeting thereof. All action taken by the Executive Committee shall be subject to revision, alteration or change by the Board of Directors, provided that rights of third persons shall not be affected thereby.

         Section 2 MEETINGS OF THE EXECUTIVE COMMITTEE. A majority of the Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee may determine the time and place for its meetings, the notice necessary therefor and its rules of procedure.

         Section 3 OTHER COMMITTEES. The Board of Directors, by resolution, may provide for such other committees as it deems necessary, to serve at its pleasure and to have such powers and perform such functions as may be assigned to them.

                                    ARTICLE V

                                    OFFICERS

         Section 1 EXECUTIVE OFFICERS. Executive Officers of the Corporation shall be the President, one or more Vice-Presidents, a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect. The President shall be selected from the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

         Section 2 ELECTION AND TERM. The President, Vice-President, a Secretary and a Treasurer shall be elected at the first meeting of the Board of Directors following the

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annual meeting of the Shareholders and shall hold office at the pleasure of the
Board of Directors until their successors are elected and shall qualify. Additional Vice-Presidents, Assistant Secretaries and Assistant Treasurers may be elected by the Board of Directors at any meeting thereof to hold office at the pleasure of the Board of Directors. If more than one Vice-President should be elected, the Board of Directors at the time of the election, shall determine the seniority of each of the Vice-Presidents.

         Section 3 REMOVAL. Any officer elected by the Board of Directors may be removed at any time by a vote of a majority of the entire Board of Directors but such removal shall be without prejudice to the contract rights, if any, of such officer.

         Section 4 VACANCIES. A vacancy in any office caused by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired term.

Section 5 COMPENSATION. The Board of Directors may determine the compensation to be received by officers of the Corporation and agents appointed by the Board of Directors.

         Section 6 BOND. The Board of Directors, by resolution, may require the officers and agents of the Corporation, or any of them, to give bond to the Corporation, in sufficient amount and with sufficient surety, to secure the faithful performance of their duties, and to comply with such other conditions as the Board of Directors may from time to time require.

                                   ARTICLE VI

                               DUTIES OF OFFICERS

         Section 1 THE PRESIDENT. The President shall supervise and control the business, property and affairs of the Corporation, subject to the authority hereinabove given to the

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Board of Directors, and shall preside at all meetings of the Shareholders and of the Board of Directors. The President shall execute certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments, which the Board of Directors has authorized to be executed, except where the execution thereof shall be expressly delegated by the Board of Directors and the By-Laws to another officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall perform all duties incident to his office.

         Section 2 VICE-PRESIDENTS. The Vice-Presidents shall perform the duties and exercise the powers delegated to them by the Board of Directors or the President of the Corporation. In the absence of the President, the Vice-Presidents in order of their seniority may perform the duties and exercise the powers of the President.

         Section 3 THE SECRETARY. The Secretary shall attend all meetings of the Shareholders, Board of Directors, and Executive Committee, and shall record votes and keep minutes of such meetings in one or more books provided for that purpose. He shall give all notices in the manner required by the By-Laws of the Corporation or by law. He shall be custodian of the corporate records and corporate seal and, when authorized by the Board of Directors, Executive Committee, President or Vice-President, shall affix the seal to any document or instrument of the Corporation, requiring the seal. He shall have general charge of the stock transfer books of the Corporation and shall keep a list of the post office addresses of such Shareholder which shall be given by each such Shareholder to the Secretary. He shall, in general, perform all duties incident to the office of Secretary and perform such other duties as may be required by the Board of Directors, Executive Committee or the President, under whose supervision he shall be. If the

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Secretary is absent from any meeting, the Board of Directors or Executive
Committee may select any of their number, or any Assistant Secretary, to act as temporary Secretary.

         Section 4 TREASURER. The Treasurer shall have control and custody of the funds and securities of the Corporation. He shall keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and he shall deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the Board of Directors or Executive Committee may designate. He shall make disbursements of the funds and securities of the Corporation upon order of the Board of Directors or Executive Committee and obtain proper vouchers therefor. He shall report to the Board of Directors and Executive Committee, at all meetings thereof, concerning the financial condition of the Corporation and the performance of his duties as Treasurer. In general, he shall perform all duties incident to the office of Treasurer. He shall, upon request of the Board of Directors or Executive Committee, furnish a bond for the faithful performance of his duties in such amount and with such surety as either of them may require.

         Section 5 ASSISTANT OFFICERS. Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

         Section 6 SUBORDINATE OFFICERS. The Board of Directors may elect such subordinate officers as it deems necessary to serve for such period and have such authority and perform such duties as the Board of Directors may authorize.

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                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1 CERTIFICATES FOR SHARES. The Board of Directors shall prescribe the form of the certificate of stock of the Corporation. The certificate shall be signed by the President or Vice-President and by the Secretary, Treasurer or Assistant Secretary or Treasurer, and shall be sealed with the seal of the Corporation and shall be numbered consecutively. The name of the owner of the certificates of stock, number of shares of stock represented thereby, and the date of issue shall be recorded on the books of the Corporation. Certificates of stock surrendered to the Corporation for transfer shall be canceled and new certificates of stock representing these shares of stock shall not be issued until the former certificates are surrendered and canceled, except that new certificates of stock may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Corporation as the Board of Directors may require.

         Section 2 TRANSFER OF SHARES. Shares of stock of the Corporation may be transferred on the books of the Corporation by delivery of the certificates representing such shares to the Corporation for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificate as the owner thereof or by a written power of attorney executed for that purpose by such person. The person registered on the books of the Corporation as the owner of shares of stock of the Corporation shall be deemed the owner thereof and entitled to all the rights of ownership with respect to such shares.

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         Section 3 TRANSFER BOOKS. Transfer books shall be maintained under the direction of the Secretary, showing the ownership and transfer of all certificates of stock issued by the Corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be for such period of twelve
(12) months as the Board of Directors shall determine.

                                   ARTICLE IX

                                      SEAL

         The seal of the Corporation shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Missouri". The form of the seal of the Corporation may be changed from time to time by resolution of the Board of Directors.

                                    ARTICLE X

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

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         Section 3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to these By-Laws, the Articles of Incorporation of the Corporation, or the corporation laws of the State of Missouri, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, shall satisfy such requirement of notice.

                                   ARTICLE XII

                                   AMENDMENTS

         The By-Laws of the Corporation may be amended or repealed and new By-Laws may be adopted by a vote of the majority of shares represented in person or by proxy and entitled to vote, at any annual meeting of shareholders without notice, or at any special meeting of shareholders with notice setting forth the terms of the proposed By-Laws, amendment, or repeal. The Board of Directors shall also have the power to make, alter, amend, or repeal the By-Laws of the Corporation to the extent that such power may be vested in the Board of Directors by the Articles of Incorporation.

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